Exhibit 10.16

REAL PROPERTY LEASE

PARTIES:

LEE JOINT VENTURE, a joint venture of Robert B. Lee, Ronald E. Lee, and Terry N. Lee (“Lessor”). NATIONAL R.V. HOLDINGS, INC., a Delaware corporation (“Tenant”).

AGREEMENTS:

1.                         PREMISES.   Lessor hereby leases to Tenant the real property referred to as Country Coach Building # 14 and the improvements thereon (“Leased Premises”).

2.                         TERM.   This lease shall run for a period commencing on October 1, 1999, and terminating at 12:00 midnight on October 31, 2000. In addition, Tenant shall have the option to renew the term for two (2) additional successive periods of five (5) years each as hereinafter provided.

3.                         RENT.   Tenant shall pay as monthly rent Three Thousand Four Hundred Ninety Four Dollars ($3,494.00) in advance on the first day of each calendar month during the term of this lease. The rent shall be paid to Lessor at the address hereinafter provided for giving notice to Lessor, or at such other place or to such other person as Lessor may designate in writing. Rent for the last partial calendar month of this lease, if any, shall be prorated.

The monthly rent shall be adjusted annually on the first day of October of each year beginning with 2000, to reflect changes in the cost of living. The adjustment shall be made by multiplying the rent in effect immediately preceding the adjustment by a fraction wherein the Index at the adjustment date is the numerator and the Index one (1) year prior thereto is the denominator. “Index”, as used herein, is defined as the United States Department of Labor Consumer Price Index for Urban Wage Earners and Clerical Workers, Portland, Oregon - Washington, All Items (1982 - 84 = 100).

If the Index information is not available at the date of any adjustment to be made hereunder, the adjustment shall be made as soon as such information is available, retroactive to the effective date, and any adjustment in the rent shall be paid by Tenant to Lessor forthwith upon the furnishing of such information from Lessor to Tenant. In the event the Index becomes unavailable for any reason, the adjustment provided herein shall be based upon the most comparable index then available from the United States Department of Labor.

Notwithstanding any other provision contained herein, in no event shall the monthly rent be reduced below the amount of $3,494.00.

All taxes, insurance costs, utility charges, and any other amounts that Tenant is required by this lease to pay or reimburse to Lessor or third parties shall be additional rent.

4.                         PURPOSE.   Tenant may use and occupy the Leased Premises for any lawful purpose.

5.                         LIMITATIONS ON USE.   Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Leased Premises. Tenant may use or otherwise handle on the Leased Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of Tenant’s business. Tenant may store such Hazardous Substances on the Premises only in quantities necessary to satisfy Tenant’s reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Leased Premises. Upon the expiration or termination of this lease, Tenant shall remove all Hazardous Substances from the Leased Premises. The term Environmental Law shall mean any federal, state, or local governmental order pertaining to the protection of health, safety, or the environment. The term Hazardous Substance shall mean any hazardous, toxic, infectious, or radioactive substance, waste, or material as defined or listed by an Environmental Law and shall include, without limitation, petroleum oil and its fractions.

6.                         COMPLIANCE WITH LAW.   Tenant, at Tenant’s expense, shall promptly observe and comply with all present and future laws, orders, regulations, rules, ordinances, and requirements of federal, state, county, and city governments with respect to the use, care, and control of the Leased Premises, including, but not limited to, the obligation to make any physical modifications to the Leased Premises necessary to comply with such applicable law.

7.                         REPRESENTATIONS.   Tenant acknowledges that this lease is accepted and executed on the basis of Tenant’s own examination and personal knowledge of the value and condition of the Leased Premises; that no representation as to the value, condition or repair of the Leased Premises has been made by Lessor or any agent of Lessor; and that Tenant agrees to take the Leased Premises in the condition the Leased Premises are in at the time of the execution of this lease.

8.                         ASSIGNMENT AND SUBLEASE.   The Interest of Tenant under this lease may not be assigned, wholly or partially, or encumbered, nor may all or any portion of the Leased Premises be sublet, without the prior written consent of Lessor. The parties acknowledge that Lessor has a significant interest in the person or persons occupying the Leased Premises and that the granting or withholding of consent by Lessor to assignment or subleasing shall be solely within the Lessor’s discretion. No assignment or sublease, or consent thereto by Lessor, shall relieve Tenant, wholly or partially, from the obligations of Tenant to Lessor under this lease. Provided, that Lessor hereby consents to assignment of the lease to an entity which is the surviving corporation in a merger with Tenant or which purchases all or substantially all of Tenant’s’ assets so long as such entity assumes this lease and so long as Tenant, to the extent Tenant survives, remains liable on the lease. This consent does not consent to any other assignment or sublease by such entity.

9.                         UTILITIES.   Lessor shall furnish no utilities or services; and Tenant shall arrange for, and pay for, all utilities and services used by Tenant upon the Leased Premises during the term of this lease, including, without limitation, gas, electricity, water, sewage service, telephone service and trash removal.

10                      ALTERATIONS AND IMPROVEMENTS.   Tenant shall have the right to modify the improvements upon the Leased Premises, and to construct additional improvements upon the Leased Premises upon the condition that such alterations and additions do not decrease the fair market value of the Leased Premises. Upon the termination of this lease, all trade fixtures installed by Tenant prior to or during the term of this lease may be removed by Tenant upon the condition that Tenant repair, at Tenant’s expense, any damage to the Leased Premises resulting from such removal. Renewal of this lease or the extension of its term in any manner shall not affect the right of Tenant to remove trade fixtures as provided herein.

11                      REPAIRS AND MAINTENANCE.   Tenant shall, at Tenant’s expense, maintain the Leased Premises in good order and condition during the term of this lease. Tenant shall repair and replace elements of the Leased Premises in the same manner as a reasonably prudent owner, and repairs and replacements shall be made without regard to the expiration of this lease.

12.                   RETURN OF PREMISES.   Upon the expiration of this lease, or its termination for any cause, Tenant will return the Leased Premises in the order and condition required under the provisions of the preceding paragraph of this lease, relating to repairs and maintenance, except for damage resulting from fire, acts of God or other casualty not caused by the negligence or fault of Tenant.

13.                   ACCESS BY LESSOR.   Lessor, or Lessor’s representatives and agents, shall have free access to the Leased Premises at reasonable times for the purpose of examining or exhibiting the same or to make any repairs or alterations on the Leased Premises which the Lessor deems convenient for the maintenance or preservation thereof; provided that this paragraph shall not be deemed a modification of the repair and maintenance responsibilities provided for in this lease.

14.                   LIENS AND ENCUMBRANCES.   Tenant shall keep the Leased Premises free and dear of any and all liens or encumbrances imposed or threatened to be imposed on the Leased Premises by reason of any contract, act or omission by Tenant; provided that this paragraph shall not be construed to restrict the right of Tenant to grant security interests in its fixtures, inventory or other personal property located upon the Leased Premises.

15.                   INJURY TO PROPERTY OR PERSON.   Tenant is to be “responsible for the condition of the Leased Premises during the term of this lease and any damage or injury to property or person resulting from the condition of the Leased Premises, or the activities of Tenant and Tenant’s agents and employees thereon or any independent contractor hired by Tenant or any subtenants of Tenant or person upon the Leased Premises with the express or implied consent of Tenant. Tenant shall indemnify and save Lessor harmless from any loss, damage, claim, or demand arising out of such condition or activities. Tenant shall obtain and maintain in full force and effect liability insurance in amounts as reasonably specified by Lessor from time to time, indemnifying Tenant from any liability, claim or demand arising out of such condition or activities, and naming Lessor as an additional insured. Such insurance shall be written by an insurance company authorized to transact business within the state of Oregon, and shall provide that such insurance may not be canceled or terminated in any manner without not less than ten (10) days’ written notice to Lessor. A copy of such insurance policy or a certificate evidencing such insurance coverage shall be furnished to Lessor upon written request to Tenant.

16.                   DEFAULT BY TENANT.   In the event Tenant shall fail to pay any payment coming due hereunder from Tenant to Lessor without ten (10) days from the due date thereof, or in the event Tenant shall violate or fail to perform any other covenant, condition or provision of this lease within fifteen (15) days after written notice thereof is given to Tenant by Lessor, Lessor shall be entitled to the following remedies:

a.   Without terminating this lease, Lessor shall be entitled to recover from Tenant any amounts due hereunder, or any damages arising out of the violation or failure of Tenant to perform any covenant, condition or provision of this lease.

b.   Lessor may elect to terminate this lease and any and all interest and claim of Tenant by virtue of such lease, whether such interest or claim is existing or prospective, and to terminate all interest of Tenant in the Leased Premises. Such termination shall, at the election of Lessor, also terminate any sublease by Tenant, whether or not Lessor has theretofore consented to such sublease.

c.   Lessor may elect to relet the Leased Premises as an agent for Tenant.

The foregoing remedies shall be in addition to, and shall not exclude, any other remedy available to Lessor at law or in equity. The ten (10) day grace period for the payment of amounts coming due hereunder is in recognition of the ten (10) day grace period for the payment of rent provided by the statutes of the State of Oregon; and shall not be construed as an addition to, or an extension of, such grace period provided by statute. All remedies, to the extent they are not inconsistent with each other, shall be deemed cumulative. The election by Lessor of one remedy shall not prevent the subsequent election by Lessor of an inconsistent remedy unless Tenant has substantially changed Tenant’s position in reliance upon such prior election by Lessor.

In the event this lease is terminated, all obligations and indebtedness of Tenant to Lessor arising out of this lease prior to the date of such termination shall survive such termination.

Upon such termination, or upon the election by Lessor to relet the Leased Premises, Lessor may reenter the Leased Premises and take possession thereof and remove any persons and property by legal action or by self-help with the use of reasonable force and without liability for damages, and Tenant shall indemnify and hold Lessor harmless from any claim or demand arising out of such reentry and removal of persons or property.

In the event Lessor reenters the Leased Premises upon termination, or for the purpose of reletting, Lessor may relet all or some portion of the Leased Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of a period of rent-free occupancy or other rental concession, and Lessor may, but shall not be required to, relet the Leased Premises for any use or purpose other than specified in this lease, and Lessor shall not be required to relet to any tenant which Lessor may reasonably consider objectionable.

In the event of termination by Lessor, Lessor shall be entitled to recover immediately as damages the total of the following amounts:

a.   Any amount by which Tenant’s total obligations under this lease exceeds the reasonable rental value of the Leased Premises as at the date of default, for the remaining term of this lease.

b.   The reasonable costs of reentry and reletting, including, but not limited to, any expense of cleaning, repairing, altering, remodeling, refurbishing, removing Tenant’s property, or any other expense incurred in recovering possession of the Leased Premises or reletting the Leased Premises, including, but not limited to, attorney’s fees, court costs, broker’s commissions and advertising expense.

c.   The loss of rent accruing until the date when a new tenant has been, or with the exercise of reasonable diligence could have been, obtained.

In the event Lessor relets the premises as agent for Tenant, Lessor shall be entitled to recover immediately as damages the total of the following amounts:

a.   An amount equal to the total rental coming due for the term of this lease, computed based upon the periodic rent provided for herein and without discount or reduction for the purpose of adjusting such payment to present value of anticipated future payments, less any payments theretofore applied against such total rental.

b.   The reasonable costs of reentry and reletting, including, but not limited to, any expense of cleaning, repairing, altering, remodeling, refurbishing, removing Tenant’s property, or any other expense incurred in recovering possession of the Leased Premises or reletting the Leased Premises, including, but not limited to, attorney’s fees, court costs, broker’s commissions and advertising expense.

All payments received by Lessor from reletting shall be applied upon indebtedness and damages owing to Lessor from Tenant, if any, and the balance shall be remitted to Tenant.

17.                   DESTRUCTION OF PREMISES.   If the Leased Premises are damaged by act of God, by fire or other casualty, to the extent of fifty percent (50%) or less of the replacement cost thereof prior to such casualty (partial damage), and such partial damage can be repaired at a cost which does not exceed the collectible proceeds of insurance covering such loss, Lessor shall repair such damage. If the Leased Premises are damaged by act of God, by fire or other casualty to the extent of fifty percent (50%) or less of the replacement cost thereof prior to such casualty (partial damage), and the cost of repair of the partial damage exceeds the collectible proceeds of insurance covering such loss, the Lessor shall notify Tenant of the amount of such excess cost and Tenant shall have ten (10) days from the date of such notice within which to notify Lessor of the election of Tenant to pay such excess cost. If Tenant elects to pay such excess cost, Lessor shall repair such damage, and Tenant shall pay to Lessor in advance, the amount of such excess cost. If Tenant does not elect to pay such excess cost, and Lessor considers it impractical or inadvisable to repair the partial damage, Lessor shall give Tenant written notice of such decision within ten (10) days after receipt by Lessor of notice from Tenant of Tenant’s election not to pay such excess cost, and this lease shall terminate as of the date of such casualty. Lessor shall have the alternative to repair such damage, at the expense of Lessor, and in such event this lease shall continue in full force and effect.

If the Leased Premises are damaged or destroyed by act of God, by fire or other casualty to the extent of more than fifty percent (50%) of the replacement cost thereof prior to such casualty, and Lessor considers it impractical or inadvisable to repair or reconstruct, Lessor shall give Tenant written notice of such decision and this lease shall terminate as of the date of such damage or destruction. Lessor shall have a period of thirty (30) days following the damage or destruction within which to decide whether repairs or reconstruction shall be made. If Lessor elects to repair or reconstruct, this lease shall continue in full force and effect.

Any repairs to be made under the provisions of this paragraph shall be commenced without undue delay and shall be diligently prosecuted to completion. In no event shall Tenant be entitled to any reduction of rent from the date of such damage or destruction until the repair or reconstruction is completed.

Trade fixtures of Tenant and leasehold improvements made by Tenant shall not be considered in determining the percentage of damages under this paragraph. Nothing contained herein shall be construed as a limitation upon the right of Tenant to insure such trade fixtures or leasehold improvements for the benefit of Tenant.

18.                   CONDEMNATION.   If the Leased Premises, in whole or in part, are taken or condemned for public use (an agreed sale to a public or quasi-public corporation or utility after threat of condemnation constitutes a taking for public use), all compensation awarded upon such condemnation or taking shall be paid directly to Lessor, and Tenant hereby irrevocably assigns and transfers to Lessor all of Tenant’s rights and claims to compensation or damages, including severance damages, to which Tenant might become entitled during the term hereof by reason of such taking. Upon any such taking by condemnation, the title to the property so taken shall vest in the condemnor, free and clear of this lease, subject to Lessor’s right to compensation in the stead of Tenant and as owner, and, except for said rights to compensation, this lease shall terminate as to the property so taken, and the rental shall be proportionately reduced for the remainder of the term. If there is a partial taking of the Leased Premises and the remaining portion of the Leased Premises after such taking is not reasonably sufficient for Tenant’s use, Tenant shall have the right to terminate this lease as of the date of such condemnation or taking by giving written notice thereof to Lessor within thirty (30) days after the date of such condemnation or taking. This paragraph shall not be deemed a waiver or modification of any right which shall not be deemed a waiver or modification of any right which Tenant shall have to recover directly from such condemnor any claim for business interruption or moving or relocation expenses.

19.                   PROPERTY DAMAGE INSURANCE.   Tenant shall obtain and maintain in force, at Tenant’s expense, a policy or policies of fire insurance with extended coverage in an amount not less than the full insurable value of the Leased Premises at any time, and with an endorsement providing coverage for loss of rent as a result of damage to or destruction of the Leased Premises. Such policies shall name Lessor as the insured thereunder and shall name such additional loss payees as Lessor may from time to time designate. Such policies shall include replacement value provisions, and Tenant shall comply with all of the provisions of such policies relating to replacement value including the furnishing of an appraisal to establish that the amount of such coverage is not less than the minimum percentage required in order to maintain replacement value provisions in force. Such insurance shall be written by an insurance company authorized to transact business in the state of Oregon and shall provide that such insurance may not be canceled or terminated in any manner without not less than ten (10) days’ written notice to Lessor and additional loss payees named on such policy. Certificates of insurance, or other satisfactory evidence of such insurance, shall be furnished by Tenant to Lessor, upon written request.

20.                   TAXES AND ASSESSMENTS.   Tenant shall pay all real property taxes upon the Leased Premises and all personal property taxes upon property of Tenant located upon the Leased Premises, promptly as the same become due. Real property taxes for the last partial fiscal year of this lease shall be prorated between Lessor and Tenant as at the commencement date and termination date of this lease. Tenant shall pay all assessments hereafter levied against the Leased Premises, or a portion thereof, during the term of this lease, including assessments coming due to any special purpose governmental district; provided that Tenant shall have the right to bancroft any such assessments for improvements and, in the event such assessments are bancrofted, Tenant shall be responsible for payment only of the payments coming due during the term of this lease. In modification of this provision, in the event Tenant requests or initiates any such improvement, in any manner now or hereafter provided by law, Tenant shall have the right to bancroft any assessment for such improvement only if Tenant has obtained the written consent of Lessor to such improvement; provided that such consent shall not be unreasonably withheld.

If a new charge or fee relating to the ownership or use of the Leased Premises or the receipt of rental therefrom or in lieu of property taxes is assessed or imposed, then, to the extent permitted by law, Tenant shall pay such charge or fee. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied on the net income derived by Lessor from this lease.

21.                   OPTION TO RENEW.   If Tenant is not in default at the time of the giving of notice of the exercise of the option to renew, and at the commencement date of the renewed term, Tenant shall have two (2) options to renew the Lease, each for an additional period of five (5) years, by giving written notice thereof to Lessor not less than ninety (90) days prior to the expiration date of the initial term of the Lease or the current renewal term of the Lease, whichever is applicable. Each renewed term shall be upon the identical terms and conditions contained in the Lease for the initial term, including annual adjustments to rent based upon the CPI as set forth herein.

22.                   FIRST RIGHT OF REFUSAL.   If, during the term of this lease or any renewal term, Lessor is prepared to accept a bona fide offer from any party to purchase the Leased Premises, Lessor shall give written notice to Tenant of the terms of such purchase offer and Tenant shall have a period of seven (7) days from the date of receipt of such notice within which to elect to purchase on the identical terms and conditions of such offer, by giving written notice of such election to Lessor. If Tenant fails to give such timely written notice of election to purchase, Lessor shall have a period of ninety (90) days from the date of the expiration of the period for giving of notice by Tenant to transfer the premises upon terms not more favorable to the purchaser than contained in such notice.

23.                   MORTGAGE PRIORITY.   This lease is and shall be prior to any mortgage or deed of trust (“Encumbrance”) recorded after the date of this lease affecting the Leased Premises. However, if any lender holding such an Encumbrance requires that this lease be subordinate to the Encumbrance, then Tenant agrees that the lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that as long as Tenant performs Tenant’s obligations under this lease no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant’s rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph. If the Leased Premises are sold as a result of foreclosure of any Encumbrance thereon, or otherwise transferred by Lessor or any successor, Tenant shall attorn to the purchaser or transferee.

24.                   ESTOPPEL CERTIFICATE.   Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that this lease is in full force and effect as modified and stating the modifications), stating the dates to which the rent and other charges hereunder have been paid by Tenant, stating whether or not Lessor is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying each default, and stating the address to which notices to Tenant shall be sent.

25.                   OPTION TO PURCHASE.   Effective as of the end of the initial term of the Lease or as of the end of any renewal term if that renewal option was exercised,

Tenant shall have the option to elect to purchase the Leased Premises for its then “current fair market value” (as defined herein), to be paid in full in cash upon the closing of such sale. Any indebtedness due to Lessor from Tenant under the terms of this lease shall be paid in full at the time of the closing of this sale.

This option shall be exercised by Tenant giving written notice to Lessor at least ninety (90) days prior to the end of the initial term of the lease or any renewal term, and the sale shall be closed upon such expiration of the initial term or renewal term. Upon closing, Lessor shall execute and deliver a statutory warranty deed to Tenant conveying the Leased Premises free and clear of all liens and encumbrances except easements, conditions and restrictions of record, real property taxes and assessments, any lien or encumbrance created by or through Tenant, the interest of Tenant under this lease, and any other interest not materially affecting Tenant’s use of the premises. Rental coming due hereunder shall be prorated as at the date of closing. Upon closing, Lessor shall furnish to Tenant, at Lessor’s expense, an owner’s title insurance policy in the full amount of the purchase price naming Tenant as vestee and insured free and clear of all exceptions except standard printed exceptions and exceptions which are authorized to be contained in the statutory warranty deed from Lessor to Tenant. Closing shall occur at Cascade Title Co. and title insurance shall be issued by Cascade Title Co. If such company is unable to close or issue insurance for any reason, closing shall occur or title insurance shall be issued at such other duly authorized Lane County title company as is selected by Lessor. All costs of closing shall be allocated between the buyer and seller as is then customary in Lane County, Oregon.

“Current fair market value” shall be determined by agreement of Lessor and Tenant. If Lessor and Tenant are unable to agree upon current fair market value within thirty (30) days after the date Tenant exercises the option to purchase, then current fair market value shall be determined by a mutually agreeable appraiser or, if the parties are unable to agree upon an appraiser, then by having the parties each designate an MAl appraiser and the two appraisers agree on a third MAl appraiser, with the determination to be made by third appraiser, which determination shall be binding and conclusive upon Lessor and Tenant, absent gross error or bad faith. If Lessor and Tenant are unable to agree upon an appraiser, or if the two MAl appraisers designated by them are unable to agree upon a third MAl appraiser, then the third MAl appraiser shall be appointed by the Circuit Court of the State of Oregon upon application of either Lessor or Tenant. In all cases the cost of the appraiser, and the cost of having the appraiser appointed by the court should that be necessary, shall be borne equally by Lessor and Tenant. “Current fair market value” shall be determined as of the date of the appraisal. The closing date shall be extended as needed for any delay occasioned by the appraisal process.

26.                   CONDITIONS.   In the event Tenant makes an assignment for the benefit of Tenant’s creditors of all or any portion of the assets of Tenant; or in the event Tenant proposes or consents to a composition with unsecured creditors of Tenant; or in the event any interest of Tenant hereunder is levied upon by legal process for the enforcement of any debt of Tenant, individually or jointly; or in the event Tenant becomes insolvent; Lessor shall have the right to terminate this lease by giving written notice of termination to Tenant. Specifically, the time periods for curing defaults provided in the paragraph of this lease relating to default by Tenant shall not be applicable to the provisions of this paragraph. If Tenant is a partnership consisting of one of more individuals or business entities, the right of Lessor to terminate this lease upon occurrence of the events specified in this paragraph shall apply to each individual or business entity.

27.                   WAIVER OF SUBROGATION RIGHTS.   Each of the parties hereto hereby

releases the other, and the agents, employees and successors of such other party, from all claims, demands and liabilities arising from unintentional acts or omissions of the other party which result in loss for which the party sustaining such loss is indemnified under a policy or policies of insurance.

28.                   HOLDING OVER.   In the event Tenant shall hold over after the expiration of the term of this lease, or an extended term, such holding over shall be deemed to create a tenancy at will which may be terminated at any time by Lessor or Tenant. Rent during such holdover period shall be ten percent (100%) per month more than the rent due prior to such termination, payable as provided in this lease.

29.                   NOTICES.   Any notices required or permitted to be given under the terms of this lease, or by law, shall be in writing and may be given by personal delivery or certified mail, directed to the parties at the following addresses, or such other address as any party may designate in writing prior to the time of the giving of such notice, or in any other manner authorized by law.

LESSOR:

PO Box 400

Junction City, OR 97448

Ronald E. Lee

94862 Link Ridge Drive

Junction City, OR 97448

TENANT:

National R. V. Holdings, Inc.

3411 North Perris Boulevard

Perris, CA 92571

Any notice given shall be effective when actually received, or if given by certified mail, then forty-eight (48) hours after the deposit of such notice in the United States mail with postage prepaid.

30.                   BINDING EFFECT.   All of the covenants, agreements, conditions, and terms contained in this lease shall be binding upon, apply and inure to the benefit of the successors and assigns of the respective parties hereto, and all said covenants shall be construed as covenants running with the land. However, nothing in this paragraph shall be construed as modifying in any way any restrictions on assignment and sublease provided in this lease.

31.                   WAIVER.   No waiver of any right arising out of a breach of any covenant, term or condition of this lease shall be a waiver of any right arising out of any other or subsequent breach of the same or any other covenant, term or condition or a waiver of the covenant, term or condition itself.

32.                   INTEGRATION.   This lease constitutes a final and complete statement of the agreement between the parties, and fully supersedes all prior agreements or negotiations, written or oral.

33.                   LEGAL PROCEEDINGS.   In the event any legal proceeding is commenced for the purpose of interpreting or enforcing any provision of this lease, the prevailing party in such proceeding shall be entitled to recover a reasonable attorney’s fee in such proceeding, or any appeal thereof, in addition to the costs and disbursements allowed by law.

34.                   LESSOR NOT LIABLE TO TENANT FOR DAMAGES.   Lessor shall not be liable for any damages caused, or alleged to be caused by failure to keep the Leased Premises in repair, nor for any damage caused or alleged to be caused by or from any leaking, bursting, or failure of any pipe or other facility, water, ice, or snow, nor for any damages arising from acts or neglect of co-tenants or other occupants of the Leased Premises or of any owners or occupants of adjacent or contiguous property.

DATED THIS 2nd day of November, 1999.
LEE JOINT VENTURE
	By:	/s/ Robert B. Lee
Robert B. Lee

	By:	/s/ Ronald E. Lee
Ronald E. Lee

	By:	/s/ Terry N. Lee
Terry N. Lee

NATIONAL R.V. HOLDINGS, INC.
	By:	/s/ Wayne Mertes
Wayne Mertes